NUMBER	SHARES

______C

NAGAO GROUP HOLDINGS LIMITED

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

ORDINARY SHARES
SEE REVERSE FOR
CERTAIN DEFINITIONS

This Certifies that                                           CUSIP ________

is the owner of

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES OF THE PAR VALUE OF $0.001 EACH OF

NAGAO GROUP HOLDINGS LIMITED

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Corporation will be forced to liquidate if it is unable to complete a business combination by __________, 2009 [24 months from the consummation of its initial public offering], all as more fully described in the Corporation’s final prospectus dated ________, 2007

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

CHAIRMAN	SECRETARY

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common          UNIF GIFT MIN ACT - _____ Custodian ______
TEN ENT -  as tenants by the entireties                                                                         (Cust)           (Minor)
JT TEN -  as joint tenants with right of survivorship                                       under Uniform Gifts to Minors
  and not as tenants in common                                    Act ______________
                                                                                                                                                    (State)

Additional Abbreviations may also be used though not in the above list.

Nagao Group Holdings Limited

The Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue Preferred Shares (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
        IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares

of the share capital represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney
to transfer the said shares on the books of the within named Corporation will full power of substitution in the premises.

Dated

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust fund only in the event of the Company’s liquidation upon failure to consummate a business combination or if the holder seeks to convert his respective shares into cash upon a business combination which he voted against and which is actually completed by the Company. In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.